Exhibit 99.1
[WaveRider Letterhead]
                                                                    NEWS RELEASE
WaveRider Communications Inc.                      All values expressed in $U.S.
(OTC BB: WAVR)

                  WaveRider reports year-end financial results


TORONTO, March 30, 2005 - WaveRider Communications Inc. (OTC BB: WAVR), a leading global provider of fixed wireless Internet access products, today reported revenues of (U.S.) $9,541,604 for its fiscal year ended December 31, 2004, a decrease of 27 per cent from FY2003 revenues of $13,078,555.

Net loss for 2004 totaled $6.3 million, or $0.42 per share compared to a loss of $5.1 million, or $0.39 per share in 2003. The net loss for 2004 included non-cash financing expenses of $2.5 million, resulting from the conversion of certain company notes to common stock during 2004.

Factors contributing to the decline in revenues included the following:

o The delay in the commercial introduction and shipments of WaveRider's EUM3006 integrated outdoor modem and antenna until February, 2005 from Q4 of 2004 resulted in lower than expected revenues in Q4.

o Purchase patterns of WaveRider's major distributors changed in the first half of the year from large stocking orders to purchases based strictly on demand.

o New competition in the 900 MHz market in North America resulted in significant pricing pressure and a reduction of WaveRider's average selling prices

o Market confusion surrounding the timing of introduction and capabilities of WiMAX and other broadband products contributed to an increase in the average sales cycle for both new and existing customers.

 "While we are disappointed by year on year results, we have taken a number of steps to revitalize the company and we remain committed to product innovation and diversification to drive the Company forward," said Bruce Sinclair, Chief Executive Officer, WaveRider Communications Inc. "During the last few months, we have seen the successful introduction of the NCL5800 family of products, the introduction of the EUM3006, our integrated outdoor unit, and have recently announced our MobileWAN products. We are continuing to build our roster of telecommunications companies, WISPs, municipalities and other network operators. We have also added new bench strength to the company with the addition of three industry-experienced members to our board directors."

We will continue to have to make tough fiscal decisions until we can get the company to a profitable and cash flow positive position. We will also continue to explore alternatives to grow the company, our product offerings and markets, through strategic partnerships, acquisitions, mergers and new financing," added Sinclair.

                                     -more-

2/... WaveRider Communications Inc. reports 2004 results /

WaveRider Communications Inc.
CONSOLIDATED BALANCE SHEETS

                                                                                             December 31
                                                                                        2004             2003
ASSETS

Current assets:
    Cash and cash equivalents                                                      $   1,291,822     $   1,843,135
    Restricted cash                                                                      100,000           232,125
    Accounts receivable, less allowance for doubtful accounts                          1,056,103         1,921,975
    Inventories                                                                          943,644           966,433
    Note receivable                                                                            -            20,698
    Prepaid expenses and other assets                                                    145,805            92,600
                                                                                   -------------    --------------

                  Current assets                                                       3,537,374         5,076,966

Property, plant and equipment, net                                                       295,063           407,489
                                                                                   -------------    --------------

                                                                                   $   3,832,437    $    5,484,455
                                                                                   =============    ==============

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Current liabilities:
    Accounts payable and accrued liabilities                                       $   2,080,064    $    2,329,938
    Deferred revenue                                                                     407,639           440,190
    Current portion of obligations under capital lease                                     2,781            10,458
                                                                                   -------------    --------------

                  Current liabilities                                                  2,490,484         2,780,586

Convertible debentures, net of discount                                                1,506,322           772,920
Obligations under capital lease                                                            1,854             4,155
                                                                                   -------------    --------------

                  Total liabilities                                                    3,998,660         3,557,661
                                                                                   -------------    --------------


Shareholders' (deficit) equity:

    Preferred Stock, $0.01 par value per share:
       issued and outstanding Nil shares in 2004 and 2003                                      -                 -
    Common Stock, $0.001 par value per share:
       issued and outstanding - 16,571,732 shares in 2004 and
       14,429,409 shares in 2003                                                          16,572            14,429
    Additional paid-in capital                                                        89,582,484        77,725,383
    Other equity                                                                       5,134,928        12,754,517
    Accumulated other comprehensive loss                                                (337,239)         (305,236)
    Accumulated deficit                                                              (94,562,968)      (88,262,299)
                                                                                   --------------   ---------------

                  Total shareholders' (deficit) equity                                  (166,223)        1,926,794
                                                                                   --------------   --------------

                                                                                   $   3,832,437    $    5,484,455
                                                                                   =============    ==============

3/... WaveRider Communications Inc. reports 2004 results

WaveRider Communications Inc.
CONSOLIDATED STATEMENTS OF LOSS


                                                                                          Years ended December 31
                                                                                               2004              2003
REVENUE

Product revenue                                                                         $     7,760,329   $   11,552,992
Service revenue                                                                               1,781,275        1,525,563
                                                                                        ---------------   --------------

                                                                                              9,541,604       13,078,555
COST OF REVENUE

Product revenue                                                                               5,290,182        7,338,875
Service revenue                                                                                 902,590          560,141
                                                                                        ---------------   --------------

                                                                                              6,192,772        7,899,016

GROSS MARGIN                                                                                  3,348,832       5,179,539
                                                                                        ---------------   -------------

OPERATING EXPENSES

Selling, general and administration                                                           4,975,289        5,366,858
Research and development                                                                      1,666,131          996,487
Depreciation and amortization                                                                   290,529          510,536
Bad debt (recovery) expense                                                                      (1,437)         200,137
                                                                                        ----------------  --------------

                                                                                              6,930,512       7,074,018

LOSS FROM OPERATIONS                                                                          3,581,680       1,894,479
                                                                                        ---------------   -------------

NON-OPERATING EXPENSES (INCOME)

Write-off of goodwill                                                                                 -        2,755,446
Interest expense                                                                              2,584,610          699,821
Foreign exchange loss (gain)                                                                    138,627         (273,909)
Interest income                                                                                  (4,248)         (14,530)
                                                                                        ----------------  --------------

                                                                                              2,718,989        3,166,828

NET LOSS                                                                                $    (6,300,669)  $   (5,061,307)
                                                                                        ================  ===============

BASIC AND DILUTED LOSS PER SHARE                                                        $         (0.42)           (0.39)
                                                                                        ================  ===============

Weighted Average Number of Common Shares                                                     15,139,018       13,068,331
                                                                                        ===============   ==============

4/... WaveRider Communications Inc. reports 2004 results


About WaveRider Communications Inc.
WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider's Last Mile Solution(R) non-line-of-sight 900 MHz networks enable communications providers to establish full-saturation coverage networks and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of both the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVR.

                                      -30-
-------------------------------------------------------------------------------
Except for the historical statements made herein, this release contains forward-looking statements that involve risks and uncertainties including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, realizing expected revenue, technological development risks, and seasonality. Risk factors also include the company's ability to secure additional financing; the company's ability to commercialize its products; the company's ability to compete successfully in the future against existing or new competitors; the company's ability to protect its intellectual property and the assurance that the rights granted under patents or copyrights that may be issued will provide sufficient protection to its intellectual property rights; the company's success in enhancing existing products and developing new products to keep up with the technological advances in the data communications industry; the continued availability of the license-exempt spectrum which is based on regulation by U.S. and foreign governments; the company's ability to avoid significant product liability exposure; the company's dependence on a limited number of third party manufacturers; the company's ability to execute its business plan and generate an overall profit and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-KSB as amended. Due to these factors, actual results could differ materially from those expressed in forward looking statements by the company.


WaveRider Corporate Communications:
416.502.3438 (corpcomm@waverider.com)


                                www.waverider.com